CANAL CAPITAL CORPORATION AND SUBSIDIARIES
                                    EXHIBITS

Exhibit No.

    22           Subsidiaries of the registrant.

                 SUBSIDIARIES                      IDENTIFICATION #

                 Omaha Livestock Market, Inc.       47-0582031
                 Sioux Falls Stockyards Company     46-0189565
                 Canal Arts Corporation             13-3492921


                 DIVISIONS

                 Canal Capital Corporation          51-0102492
                 St. Joseph Stockyards
                 St. Paul Union Stockyards
                 Sioux City Stockyards

                 Note:  All subsidiaries are 100% owned


                                       E-1